Exhibit 10.3

CONTINUING GUARANTEE

1. Absolute Guarantee. For valuable consideration and to induce FARM CREDIT SERVICES OF AMERICA, FLCA ("Farm Credit")to extend a loan or loans to GPRE SHENANDOAH, LLC, Shenandoah, Iowa ("Bon-ower"), of which ESSEX ELEVATOR, INC. ("Guarantor") is wholly owned subsidiary, Guarantor unconditionally and absolutely guarantees and promises to pay to Farm Credit, or order, on demand, in lawful money of the United States, any and all Indebtedness of Bon-ower to Farm Credit; provided that the liability of the Guarantor hereunder shall be limited to the maximum amount of the Indebtedness which Guarantor may guarantee without rendering this Guarantee void or voidable under any applicable fraudulent conveyance or fraudulent transfer law. The word "Indebtedness" is used herein in its more comprehensive sense, and includes any and all advances, debts, obligations and liabilities of Borrower, including but not limited to all principal, interest, fees, expenses and stock subscription charges, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Bon-ower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter become barred by any statute of limitation, or whether such Indebtedness may be or hereafter become otherwise unenforceable.

2. Continuing Guarantee. No termination by Guarantor shall be effective except by notice sent to Farm Credit by registered mail naming a termination date effective not less than ninety (90) days after the receipt of such notice by. Farm Credit No such termination shall affect (i) any Indebtedness of Borrower incurred prior to the effective date of termination or (ii) any Indebtedness for interest, fees, expenses and/or stock subscription charges incurred after termination related to any Indebtedness outstanding on the effective date of termination.

3. Guarantee of Payment. This continuing guarantee is a guarantee of payment and not of collection. The obligations hereunder are joint and several, and independent upon the Indebtedness of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Bon-ower or whether Bon-ower be joined in any such action or actions; and Guarantor waives the benefit of any statutes of limitations affecting its liability hereunder or the enforcement thereof.

4. Authorities of. Farm Credit Guarantor authorizes Farm Credit, without notice or demand and without affecting liability hereunder, from time to time, to (a) grant additional credit to Borrower, and renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guarantee or the Indebtedness guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Farm Credit in its discretion may determine; and (d) release or substitute anyone or more endorsers or guarantors of the Indebtedness.

5. Waivers. Guarantor waives any right to require, Farm Credit as a condition to proceeding against Guarantor, to (a) proceed against Borrower or any other person; (b) proceed against or exhaust any security held from Borrower or Guarantor; or (c) pursue any other remedy in Farm Credit's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense or counter-claim that the Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, accord and satisfaction, and usury or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives the pleading or assertion of any defense based on the failure of Farm Credit to keep Guarantor informed of the financial and business status of Borrower, it being expressly acknowledged by Guarantor that it is Guarantor's responsibility to keep so informed, Until all Indebtedness of Borrower to Farm Credit shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Farm Credit now has, or may hereafter have against Borrower, and waives any benefit of, and any right to participate in any security now or hereafter held by Farm Credit. Guarantor waives all setoffs and counterclaims, and all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, notices of sale of foreclosure of any security for the payment of the Indebtedness, and notices of acceptance of this Guarantee and of the existence, creation, or incurring or new or additional Indebtedness.

GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH IN THIS AGREEMENT IS MADE WITH GUARANTOR'S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT PERMITTED BY LAW OR PUBLIC POLICY.

6. Lien; Right of Setoff. In addition to all liens upon, and all rights of setoff against the monies, securities or other property of Guarantor given to Farm Credit by law or by contract, Farm Credit shall have a lien upon and a right to setoff against all monies securities and other property of Guarantor now or hereafter in the possession of or on deposit with Farm Credit, whether held in a general or special account of deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Farm Credit, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Farm Credit.

7. No Waiver. No exercise or nonexercise of any right hereby given Farm Credit, no dealing by Farm Credit with Borrower or any other Guarantor, no change, impairment, or suspension of any of Farm Credit's rights or remedies, shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Farm Credit. The Guarantor represents to Farm Credit that he is now and will be completely familiar with the business, operation, and condition of Borrower, and Guarantor waives any right to require Farm Credit to notify Guarantor of any facts concerning Borrower, unknown to Guarantor, material or otherwise, which might affect the relationship of Farm Credit, Guarantor, and Borrower, or which might cause Guarantor to give notice of termination of this Guarantee as herein provided.

8. Subordination. Any Indebtedness of Borrower to Guarantor now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Farm Credit; and such Indebtedness of Borrower to Guarantor, if Farm Credit so requests, shall be collected, enforced and received by Guarantor as trustee for Farm Credit and be paid over to Farm Credit on account of the Indebtedness of Borrower to Farm Credit but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guarantee.

9. Corporate Authority. Although Borrower is a corporation, it is not necessary for Farm Credit to inquire into the powers of Borrower, or the officers, directors, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10. Attorneys' Fees. Guarantor agrees to pay the attorneys' fees of Farm Creditand all other costs and expenses which may be incurred by Farm Creditin the enforcement of this Guarantee. This Guarantee shall be interpreted and enforced in accordance with the laws of the State of Colorado.

11. Remedies Cumulative. Farm Credit's rights under this Guarantee are cumulative and not alternative, and shall not be exhausted by Farm Credit's exercise of anyone or more rights hereunder, or otherwise, or by any number of successive actions, unless and until all obligations of Borrower and Guarantor have been paid or performed. The liability under this Guarantee shall continue notwithstanding the incapacity or disability of Guarantor, and its benefits shall inure to Farm Credit's successors and assigns. Farm Credit may assign this Guarantee, in whole or in part, without notice to Guarantor. Guarantor waives all exemptions and all setoffs and counterclaims. Only to the extent that this Guarantee is inconsistent with any prior guarantee given by Guarantor to Farm Credit, or contains additional provisions, does this Guarantee supersede such prior guarantees; otherwise, such prior guarantees remain in full force and effect.

12. Reinstatement of Payment. If any payment received by Farm Credit and applied to the Indebtedness is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower), the Indebtedness to which such payment was applied shall for the purposes of this continuing guarantee be deemed to have continued in existence, and this continuing guarantee shall be enforceable as to such Indebtedness as fully as if such applications had never been made.

13. Indemnification. Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against Borrower or any other person directly or contingently liable for the Indebtedness guaranteed hereunder, or against or with respect to Borrower's property, including without limitation, any property securing its Indebtedness to Farm Credit, arising from the existence or performance of this Guarantee, In furtherance, and not in limitation, of the preceding waiver, Guarantor agrees that any payment to Farm Credit by guarantor pursuant to this Guarantee shall be deemed to be a contribution to the capital of Borrower or other obligated party and such payment shall not cause Guarantor to be a creditor of Borrower or any other obligated party. In addition to, and not in substitution for, any other rights granted to Farm Credit by this Guarantee, including but not limited to any rights set forth in Paragraph 11 above, in the event that a bankruptcy court determines that any monies paid by Borrower to Farm Credit are avoidable preferences because they were made for the benefit of Guarantor, then Guarantor shall indemnify and hold Farm Credit harmless from any losses, including, but not limited to all costs and expenses, including reasonable attorneys' fees, which Farm Credit may incur as a result of such determination.

14. Right of Foreclosure. The Guarantor agrees that if all or a portion of the Indebtedness is, at any time, secured by a deed of trust or mortgage covering interests in real property, , Farm Credit in its sale discretion, without notice or demand, and without affecting the liability of the Guarantor, may foreclose the deed of trust or mortgage, and the interest in real property, secured thereby by nonjudicial sale; and the Guarantor hereby waives any defense to the recovery by Farm Credit against the Guarantor of any deficiency after a nonjudicial sale.

15. Amendment. Neither this Agreement, nor any provision hereof, may be amended, modified, waived, or discharged except by an instrument in writing duly signed by, or on behalf of,. Farm Credit

16. Severability. In case any right of Farm Credit herein shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality and/or unenforceability shall not affect any other right granted hereby.

17. Guarantor's Representations. Guarantor represents and warrants that: (a) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guarantee; (b) the Guarantor has not and will not, without Farm Credit's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of any of the Guarantor's assets, or any interest therein, other than in the ordinary course of business; (c) Farm Credit has made no representation to the Guarantor as to the creditworthiness of the Bon-ower; (d) the Guarantor will provide to Farm Credit financial and credit information in form acceptable to Farm Credit, including balance sheets and income statements no less frequently than annually, as soon as they become available, not later than 120 days after each fiscal year end or at such other times as Farm Credit may request.

18. This Guarantee is secured pursuant to existing security agreement(s), mortgages or deeds of trust, including any replacements, modifications or amendments thereto. III addition, at Farm Credit's request, the Guarantor agrees to grant to Farm Credit, by means of such instruments and documents as Farm Credit shall require, a first lien on such of the Guarantor's other assets, whether now existing or hereafter acquired, as Farm Credit may from time to time require.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guarantee this 31st day of March, 2008.

ESSEX ELEVATOR, INC., Essex, Iowa

By: /s/ Wayne Hoovestol

Title: President

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